Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

Reference is made to that certain employment agreement dated as of October 8, 2004, as amended on November 1, 2004, between Jeffrey Katzenberg and DreamWorks Animation SKG, Inc. (the “Agreement”). Except as provided to the contrary, all capitalized terms herein shall have the same meaning as under the Agreement.

For good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged, the parties agree to further amend the Agreement as follows:

1. The first paragraph of Section 2.a. of the Agreement shall be deemed deleted and the following paragraph shall be deemed inserted in its place:

“Your title shall be “Chief Executive Officer” of Studio. You shall have such duties and responsibilities as are consistent with the traditional position of Chief Executive Officer of publicly traded major entertainment and media corporations. No other individual shall have the title Chief Executive Officer or hold a position equal to or superior to yours or have any authority equal to or superior to yours during the Employment Term without your consent. You shall report solely and directly to the Board of Directors of Studio.”

2. The first sentence of Paragraph 6. of the Agreement shall be deemed deleted and the following sentence shall be deemed inserted in its place:

“During the Employment Term, you are expected and required to travel, entertain, and incur expenses on Studio business and in the performance of your duties hereunder in approximately the same manner and at approximately the same level as other CEO’s of major motion picture, television and record companies.”

Except as expressly modified herein, the Agreement is not modified or amended in any respect and, as modified herein, the Agreement is hereby ratified and confirmed in all respects.

Effective as of December 5, 2005

ACCEPTED AND AGREED TO:

DREAMWORKS ANIMATION SKG, INC.

/s/ JEFFREY KATZENBERG	By:	KATHERINE KENDRICK
JEFFREY KATZENBERG
	Its:	General Counsel and Corporate Secretary